UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2023
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
95 Third Street, 2nd Floor,
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02    Results of Operations and Financial Condition
On August 3, 2023, Eventbrite, Inc. (the “Company”) issued a press release and Shareholder Letter (the “Letter”) announcing its financial results for the quarter ended June 30, 2023. Copies of the issued press release and the Letter are attached hereto as Exhibits 99.1 and 99.2, respectively, and each of the press release and the Letter are incorporated herein by reference. Additional supplemental financial information (the “Supplemental Information”) has been posted to the Investor Relations section of the Company's website at investor.eventbrite.com.
In the Letter, the Company also announced that it would be holding a live webcast on August 3, 2023, at 2:00 p.m. Pacific Time to discuss its financial results for the quarter ended June 30, 2023. A copy of the unofficial transcript of the webcast will be available after the webcast on the Investor Relations section of the Company’s website at investor.eventbrite.com.
The Company is making reference to non-GAAP financial information in the Letter, the Supplemental Information and the webcast. Reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents are provided in the Letter and the Supplemental Information, as applicable.
The information furnished pursuant to Item 2.02 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On August 1, 2023, the Board of Directors (the “Board”) of the Company increased the authorized size of the Board to ten members and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Pilar Manchón to serve on the Board as a Class III director, to hold office, effective immediately, until the Company’s 2024 annual meeting of stockholders and until her successor is duly elected and qualified.
As a non-employee director, in accordance with the Company’s non-employee director compensation policy, Dr. Manchón will receive an annual retainer of $35,000 for Board membership and may elect to receive all or a portion of her cash compensation in the form of an equity award of unrestricted stock. In addition, upon her initial appointment to the Board, Dr. Manchón was granted restricted stock units (“RSUs”) with a value of $200,000, prorated based on the time between her appointment and the Company’s next annual meeting of shareholders (the “Initial Grant”). Further, on the date of each annual meeting of shareholders, if Dr. Manchón will continue as a non-employee director following such meeting, she will be granted RSUs with a value of $200,000 (the “Annual Grant”). The Initial Grant and the Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) the next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon a “sale event” as defined in the Company’s 2018 Stock Option and Incentive Plan. The compensation described herein is subject to changes to the Company’s non-employee director compensation policy from time to time. The Company will also enter into its standard form of Indemnification Agreement with Dr. Manchón in connection with her appointment to the Board, the form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on December 1, 2020.

There are no arrangements or understandings between Dr. Manchón, on the one hand, and any other persons, on the other hand, pursuant to which Dr. Manchón was selected as a director of the Company. Dr. Manchón is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On August 3, 2023, the Company issued a press release announcing the appointment of Dr. Manchón to the Board. A copy of this press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.3 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits.

Exhibit No.	Description
99.1	Earnings Press Release, dated August 3, 2023.
99.2	Shareholder Letter for the quarter ended June 30, 2023.
99.3	New Director Press Release, dated August 3, 2023.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2023	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer